Exhibit 99.1

Lesaka delivers improved profitability as it exceeds FY24 Q2 guidance

JOHANNESBURG, February 6, 2024 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) today released results for the second quarter ended December 31, 2023 ("Q2 2024").

Performance Highlights for Q2 2024:

  Revenue of $143.9 million (ZAR 2.7 billion)1 in Q2 2024, compared to $136.1 million (ZAR 2.4 billion)1 for the second quarter ended December 31, 2022 ("Q2 2023"). In South African Rand ("ZAR"), revenue grew 13%.
  Operating income of $2.3 million (ZAR 42.5 million) for the quarter, compares to an operating loss of $2.2 million (ZAR 38.4 million) in Q2 2023, driven by successful execution against our strategy and growth in the Consumer and Merchant Divisions. Operating income for Q2 2024, includes a $1.0 million (ZAR 17.6 million) non-cash gain related to the release of a foreign currency translation reserve upon liquidation of a dormant subsidiary.
  Net loss continued to narrow, at $2.7 million (ZAR 50.8 million)1. This compares to a net loss of $6.6 million (ZAR 116.5 million)1 in Q2 2023 and represents a 56% improvement in ZAR.
  Group Adjusted EBITDA, of $9.6 million (ZAR 180.5 million)1 exceeded the upper end of Q2 2024 guidance, representing an improvement of 38% in ZAR compared to the Q2 2023 Group Adjusted EBITDA of $7.4 million (ZAR 130.4 million)1. See Attachment B for a reconciliation of this non-GAAP measure.
  The Merchant Division reported revenue $127.9 million (R2.4 billion), an increase of 13% in ZAR, compared to $120.6 million (ZAR 2.1 billion). Segment Adjusted EBITDA increased to $8.7 million (ZAR 162.9 million) for the quarter, a 2% increase in ZAR compared to Q2 2023. Year-on-year comparatives for revenue and Segment Adjusted EBITDA are impacted by a very strong comparative quarter in Q2 2023, primarily due to performance in our NUETS business, which is influenced by client capex cycles.
  The Consumer Division reported Segment Adjusted EBITDA of $2.9 million (ZAR 55.2 million)1 in Q2 2024, a 445% increase in ZAR, compared to $0.6 million (ZAR 10.1 million) in Q2 2023. Strategic initiatives to grow the Consumer Division are yielding positive results with revenue increasing 16% year-on-year in ZAR to $16.7 million (ZAR 313 million), off a reduced cost base.
  The Net debt to Group Adjusted EBITDA2 ratio improved to 2.7 times, compared to 3.6 times in Q2 2023, driven by debt reduction and growth in Group Adjusted EBITDA.
  Guidance for fiscal 2024 re-affirmed.

Outgoing Lesaka Group CEO Chris Meyer said, "I am pleased to announce that we have once again achieved excellent results this quarter. Our Consumer team's hard work over the past two years is paying off, resulting in substantial customer and profit growth. Our Merchant division has also performed well, and our anticipated acquisition of Touchsides has given us new technology and expertise in the tavern vertical, allowing us to continue innovating in this competitive market.

The progress Lesaka has made in the last two years has been remarkable, and I am proud of our achievements. I am confident that the exceptional leadership team and motivated colleagues will continue Lesaka's journey towards becoming the leading fintech platform in Southern Africa. The appointment of Ali Mazanderani as Executive Chairman is very exciting for Lesaka. He is an exceptional fintech entrepreneur and leader, with deep experience and a proven track-record in the fintech sector and in emerging markets, including South Africa."

(1) Average exchange rates applicable for the quarter: ZAR 18.71 to $1 for Q2 2024, ZAR 18.71 to $1 for Q1 2024, ZAR 17.52 to $1 for Q2 2023. The ZAR weakened 6.8% against the U.S. dollar during Q2 2024 when compared to Q2 2023 and 0.01% when compared to the prior sequential quarter (Q1 2024).

(2) Non-GAAP measure. Net Debt to EBITDA ratio is calculated as net debt at specific date divided by Annualized Group Adjusted EBITDA.

Summary Financial Metrics

Three months ended

	Three months ended
	Dec 31, 2023	Dec 31, 2022	Sep 30, 2023	Q2 '24 vs Q2 '23	Q2 '24 vs Q1 '24	Q2 '24 vs Q2 '23	Q2 '24 vs Q1 '24
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	143,893	136,068	136,089	6%	6%	13%	6%

GAAP operating income (loss)	2,273	(2,192)	228	nm	897%	nm	897%

Net loss attributable to Lesaka	(2,707)	(6,649)	(5,651)	(59%)	(52%)	(57%)	(52%)

GAAP loss per share ($)	(0.04)	(0.11)	(0.09)	(60%)	(52%)	(57%)	(52%)

Group Adjusted EBITDA(1)	9,630	7,442	8,719	29%	10%	38%	10%

Fundamental earnings (loss) per share ($)(1)	0.01	(0.01)	-	nm	nm	nm	nm

Fully-diluted weighted average shares ('000's)	63,805	62,763	63,805	2%	-	n/a	n/a

Average period USD / ZAR exchange rate	18.71	17.52	18.71	7%	0%	n/a	n/a

Six months ended

	Six months ended		F2024 vs F2023	F2024 vs F2023
	Dec 31, 2023	Dec 31, 2022
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD	% change in ZAR
Revenue	279,982	260,854	7%	16%

GAAP operating income (loss)	2,501	(6,863)	nm	nm

Net loss attributable to Lesaka	(8,358)	(17,345)	(52%)	(48%)

GAAP loss per share ($)	(0.13)	(0.28)	(52%)	(48%)

Group Adjusted EBITDA(1)	18,349	11,641	58%	71%

Fundamental earnings (loss) per share ($)(1)	0.01	(0.09)	nm	nm

Fully-diluted weighted average shares ('000's)	63,134	62,498	1%	n/a

Average period USD / ZAR exchange rate	18.71	17.25	8%	n/a

(1) Group Adjusted EBITDA, fundamental earnings (loss) and fundamental earnings (loss) per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-Group Adjusted EBITDA, and -Fundamental net earnings (loss) and fundamental earnings (loss) per share." See Attachment B for a reconciliation of GAAP net loss attributable to Lesaka to Group Adjusted EBITDA, and GAAP net loss to fundamental net earnings (loss) and earnings (loss) per share.

Factors Impacting Comparability of Q2 2024 and Q2 2023 Results

• Higher revenue: Our revenues increased 13% in ZAR, primarily due to an increase in low margin prepaid airtime sales and other value-added services, as well as higher transaction, insurance and lending revenues, which was partially offset by lower hardware sales revenue in our POS hardware distribution business given the lumpy nature of bulk sales;

• Operating income generated: Operating profitability was achieved following years of operating losses as a result of the various cost reduction initiatives in Consumer implemented in prior periods as well as the contribution from Connect;

• Higher net interest charge: The net interest charge increased to $4.4 million (ZAR 81.2 million) from $4.0 million (ZAR 70.0 million) primarily due to higher interest rates; and

• Foreign exchange movements: The U.S. dollar was 7% stronger against the ZAR during Q2 2024 compared to the prior period, which adversely impacted our U.S. dollar reported results.

Results of Operations by Segment and Liquidity

Our chief operating decision maker is our Group Chief Executive Officer and he evaluates segment performance based on segment earnings before interest, tax, depreciation and amortization ("EBITDA"), adjusted for items mentioned in the next sentence ("Segment Adjusted EBITDA"). We do not allocate once-off items, stock-based compensation charges, certain lease charges, depreciation and amortization, impairment of goodwill or other intangible assets, other items (including gains or losses on disposal of investments, fair value adjustments to equity securities, fair value adjustments to currency options), interest income, interest expense, income tax expense or loss from equity-accounted investments to our reportable segments. See Attachment B for a reconciliation of GAAP net income before tax to Group Adjusted EBITDA.

Merchant

Merchant Division revenue was $127.9 million in Q2 2024, up  13% compared to Q2 2023 in ZAR. Segment revenue increased due to the increase in low margin prepaid airtime sales and other value-added services, which was partially offset by lower hardware sales revenue given the lumpy nature of bulk sales as well as lower revenue from certain valued-added services transactions (such as international money transfers). In ZAR, the increase in Segment Adjusted EBITDA is primarily due to the higher sales activity, which was partially offset by lower hardware sales. Connect records a significant proportion of its airtime sales in revenue and cost of sales, while only earning a relatively small margin. This significantly depresses the Segment Adjusted EBITDA margins shown by the business. Our Segment Adjusted EBITDA margin (calculated as Segment Adjusted EBITDA divided by revenue) for Q2 2024 and Q2 2023 was 6.8% and 7.6%, respectively.

Consumer

Consumer Division revenue was $16.7 million in Q2 2024,  16% higher in ZAR compared to Q2 2023. Segment revenue increased primarily due to more transaction fees generated from the higher EPE ("EasyPay Everywhere") account holders base, higher insurance revenues, and an increase in lending revenue as a result of an increase in loan originations. This increase in revenue, together with the cost reduction initiatives initiated in fiscal 2022 and through fiscal 2023, have translated into a turnaround in the Consumer Division and the realization of sustained positive Segment Adjusted EBITDA. Our Segment Adjusted EBITDA margin for Q2 2024 and 2023 was 17.6% and 3.7%, respectively.

Group costs

Our group costs primarily include employee related costs in relation to employees specifically hired for group roles and costs related directly to managing the US-listed entity; expenditures related to compliance with the Sarbanes-Oxley Act of 2002; non-employee directors' fees; legal fees; group and US-listed related audit fees; and directors' and officers' insurance premiums. Our group costs for fiscal 2024 decreased compared with the prior period due to lower external audit, legal and consulting fees and lower provision for executive bonuses, which was partially offset by higher employee costs.

Cash flow and liquidity

As of December 31, 2023, our cash and cash equivalents were $44.3 million and comprised of U.S. dollar-denominated balances of $4.5 million, ZAR-denominated balances of ZAR 688.5 million ($37.6 million), and other currency deposits, primarily Botswana pula, of $2.2 million, all amounts translated at exchange rates applicable as of December 31, 2023. The increase in our unrestricted cash balances from June 30, 2023, was primarily due to a positive contribution from our Merchant and Consumer operations and utilization of our borrowings facilities to fund certain components of our operations, which was partially offset by the utilization of cash reserves to fund certain scheduled and other repayments of our borrowings, purchase ATMs and vaults, and to make an investment in working capital.

Outlook for the Third Quarter 2024 ("Q3 2024") and Full Fiscal Year 2024 ("FY 2024")

While we report our financial results in USD, we measure our operating performance in ZAR, and as such we provide our guidance accordingly.

For Q3 2024, the quarter ending March 31, 2024, we expect:

  Revenue between ZAR 2.7 billion and ZAR 2.8 billion.
  Group Adjusted EBITDA between ZAR 170 million and ZAR 190 million.

We re-affirm our outlook for FY 2024, the year ending June 30, 2024. We expect:

  Revenue between ZAR 10.7 billion and ZAR 11.7 billion.
  Group Adjusted EBITDA between ZAR 680 million and ZAR 740 million.

Our outlook provided does not include the impact of the acquisition of Touchsides or any mergers and acquisitions that we conclude.

Management has provided its outlook regarding Group Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. Management has not reconciled this non-GAAP financial measure to the corresponding GAAP financial measure because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Earnings Presentation for Q2 2024 Results

Our earnings presentation for Q2 2024 will be posted to the Investor Relations page of our website prior to our earnings call.

Webcast and Conference Call

Lesaka will host a webcast and conference call to review results on February 7, 2024, at 8:00 a.m. Eastern Time which is 3:00 p.m. South Africa Standard Time ("SAST"). A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Webcast Details

  Link to access the results webcast: https://bit.ly/3NNYu2I
  Webcast ID: 986 4107 6448

Participants using the webcast will be able to ask questions by raising their hand and then asking the question "live."

Conference Call Dial-in:

  US Toll-Free: +1 346 248 7799
  South Africa Toll-Free: + 27 21 426 8190

Participants using the conference call dial-in will be unable to ask questions.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of Group Adjusted EBITDA, Group Adjusted EBITDA margin, fundamental net (loss) income, fundamental (loss) earnings per share, and headline (loss) earnings per share are non-GAAP measures.

Non-GAAP Measures

Group Adjusted EBITDA is net loss before interest, taxes, depreciation and amortization, adjusted for non-operational transactions (including loss on disposal of equity-accounted investments), loss from equity-accounted investments, stock-based compensation charges, lease adjustments and once-off items. Lease adjustments reflect lease charges and once-off items represents non-recurring expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued. Group Adjusted EBITDA margin is Group Adjusted EBITDA divided by revenue.

Fundamental net earnings (loss) and fundamental earnings (loss) per share

Fundamental net earnings (loss) and earnings (loss) per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net earnings (loss) and earnings (loss) per share for fiscal 2024 also includes an impairment loss related to an equity-accounted investment, unrealized currency loss related to our non-core business which we are in the process of winding down and a reversal of allowance for doubtful loan receivable. Fundamental net loss and loss per share for fiscal 2023 also includes a net gain on disposal of equity-accounted investments, unrealized currency loss related to our non-core business which we are in the process of winding down and an impairment loss related to an equity-accounted investment.

Management believes that the Group Adjusted EBITDA, fundamental net earnings (loss) and fundamental earnings (loss) per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP net loss attributable to Lesaka and these non-GAAP measures.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company that utilizes its proprietary banking and payment technologies to deliver superior financial services solutions to merchants (B2B) and consumers (B2C) in Southern Africa. Lesaka's mission is to drive true financial inclusion for both merchant and consumer markets through offering affordable financial services to previously underserved sectors of the economy. Lesaka offers cash management solutions, growth capital, card acquiring, bill payment technologies and value-added services to formal and informal retail merchants as well as banking, lending, and insurance solutions to consumers across Southern Africa. The Lesaka journey originally began as "Net1" in 1997 and later rebranded to Lesaka (2022), with the acquisition of Connect. As Lesaka, the business continues to grow its systems and capabilities to deliver meaningful fintech-enabled, innovative solutions for South Africa's merchant and consumer markets.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our Form 10-K for the fiscal year ended June 30, 2023, as filed with the SEC, as well as other documents we have filed or will file with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations Contact:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

FNK IR:

Rob Fink / Matt Chesler, CFA

Email: lsak@fnkir.com

Media Relations Contact:

Janine Bester Gertzen
Email: Janine@thenielsennetwork.com

LESAKA TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations

	Unaudited		Unaudited
	Three months ended		Six months ended
	December 31,		December 31,
	2023	2022	2023	2022
	(In thousands)		(In thousands)

REVENUE	$143,893	$136,068	$279,982	$260,854

EXPENSE

Cost of goods sold, IT processing, servicing and support	114,266	108,824	221,756	209,352
Selling, general and administration	21,541	23,517	44,056	46,448
Depreciation and amortization	5,813	5,919	11,669	11,917

OPERATING INCOME (LOSS)	2,273	(2,192)	2,501	(6,863)

REVERSAL OF ALLOWANCE FOR DOUBTFUL EMI LOAN RECEIVABLE	-	-	250	-

(LOSS) GAIN ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	-	(112)	-	136

INTEREST INCOME	485	389	934	800

INTEREST EXPENSE	4,822	4,388	9,731	8,424

LOSS BEFORE INCOME TAX EXPENSE	(2,064)	(6,303)	(6,046)	(14,351)

INCOME TAX EXPENSE	686	364	950	395

NET LOSS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(2,750)	(6,667)	(6,996)	(14,746)

EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	43	18	(1,362)	(2,599)

NET LOSS ATTRIBUTABLE TO LESAKA	$(2,707)	$(6,649)	$(8,358)	$(17,345)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	$(0.04)	$(0.11)	$(0.13)	$(0.28)
Diluted loss attributable to Lesaka shareholders	$(0.04)	$(0.11)	$(0.13)	$(0.28)

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Balance Sheets

	Unaudited	(A)
	December 31,	June 30,
	2023	2023
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$44,316	$35,499
Restricted cash	23,522	23,133
Accounts receivable, net of allowance of - December: $422; June: $509 and other receivables	41,114	25,665
Finance loans receivable, net of allowance of - December: $4,742; June: $3,582	39,056	36,744
Inventory	27,622	27,337
Total current assets before settlement assets	175,630	148,378
Settlement assets	26,974	15,258
Total current assets	202,604	163,636
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - December: $39,667; June: $36,563	28,340	27,447
OPERATING LEASE RIGHT-OF-USE	5,649	4,731
EQUITY-ACCOUNTED INVESTMENTS	161	3,171
GOODWILL	137,666	133,743
INTANGIBLE ASSETS, net of accumulated amortization of - December: $38,476; June: $30,173	117,953	121,597
DEFERRED INCOME TAXES	10,256	10,315
OTHER LONG-TERM ASSETS, including reinsurance assets	77,963	77,594
TOTAL ASSETS	580,592	542,234

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	23,407	23,021
Short-term credit facilities	9,291	9,025
Accounts payable	18,884	12,380
Other payables	45,115	36,297
Operating lease liability - current	1,691	1,747
Current portion of long-term borrowings	3,429	3,663
Income taxes payable	670	1,005
Total current liabilities before settlement obligations	102,487	87,138
Settlement obligations	26,090	14,774
Total current liabilities	128,577	101,912
DEFERRED INCOME TAXES	45,929	46,840
OPERATING LEASE LIABILITY - LONG TERM	4,108	3,138
LONG-TERM BORROWINGS	139,337	129,455
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,489	1,982
TOTAL LIABILITIES	320,440	283,327
REDEEMABLE COMMON STOCK	79,429	79,429

EQUITY
LESAKA EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: December: 64,443,523; June: 63,640,246	83	83
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: December: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	339,149	335,696
TREASURY SHARES, AT COST: December: 25,295,261; June: 25,244,286	(288,436)	(288,238)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(189,378)	(195,726)
RETAINED EARNINGS	319,305	327,663
TOTAL LESAKA EQUITY	180,723	179,478
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	180,723	179,478

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$580,592	$542,234

(A) Derived from audited consolidated financial statements.

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		Unaudited
	Three months ended		Six months ended
	December 31,		December 31,
	2023	2022	2023	2022
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(2,707)	$(6,649)	$(8,358)	$(17,345)
Depreciation and amortization	5,813	5,919	11,669	11,917
Movement in allowance for doubtful accounts receivable and finance loans receivable	1,164	1,480	2,689	2,529
Movement in interest payable	(1,573)	1,436	191	1,462
Fair value adjustment related to financial liabilities	(836)	81	(870)	144
Gain on disposal of equity-accounted investments	-	112	-	(136)
(Gain) Loss from equity-accounted investments	(43)	(18)	1,362	2,599
Reversal of allowance for doubtful loans receivable	-	-	(250)	-
Profit on disposal of property, plant and equipment	(163)	(113)	(199)	(321)
Facility fee amortized	89	196	316	445
Stock-based compensation charge	1,804	2,849	3,563	4,311
Dividends received from equity accounted investments	54	-	54	21
Increase in accounts receivable and other receivables	(13,157)	1,962	(15,502)	(981)
Increase in finance loans receivable	(2,889)	(5,230)	(3,377)	(8,811)
Increase in inventory	985	(1,193)	506	(1,472)
Increase (Decrease) in accounts payable and other payables	13,728	4,829	14,103	4,391
Increase in taxes payable	(654)	(513)	(346)	129
Decrease in deferred taxes	(1,032)	(1,728)	(1,594)	(3,122)
Net cash provided by (used) in operating activities	583	3,420	3,957	(4,240)

Cash flows from investing activities
Capital expenditures	(2,198)	(3,992)	(5,007)	(8,493)
Proceeds from disposal of property, plant and equipment	436	345	720	762
Acquisition of intangible assets	(47)	(120)	(182)	(120)
Proceeds from disposal of equity-accounted investment	3,508	138	3,508	391
Repayment of loans by equity-accounted investments	250	-	250	112
Loan to equity-accounted investment	-	-	-	(112)
Net change in settlement assets	(43)	(10,131)	(11,280)	(12,015)
Net cash provided by (used in) investing activities	1,906	(13,760)	(11,991)	(19,475)

Cash flows from financing activities
Proceeds from bank overdraft	69,012	167,224	128,586	313,292
Repayment of bank overdraft	(66,048)	(175,380)	(128,841)	(312,302)
Long-term borrowings utilized	8,557	9,083	11,028	10,142
Repayment of long-term borrowings	(3,184)	(1,688)	(5,813)	(3,268)
Acquisition of treasury stock	(198)	(108)	(198)	(293)
Proceeds from issue of shares	2	327	23	333
Guarantee fee	-	(100)	-	(100)
Net change in settlement obligations	197	9,581	10,893	11,568
Net cash provided (used in) by financing activities	8,338	8,939	15,678	19,372

Effect of exchange rate changes on cash	2,005	4,806	1,562	(3,681)
Net increase (decrease) in cash, cash equivalents and restricted cash	12,832	3,405	9,206	(8,024)
Cash, cash equivalents and restricted cash - beginning of period	55,006	93,371	58,632	104,800
Cash, cash equivalents and restricted cash - end of period	$67,838	$96,776	$67,838	$96,776

Lesaka Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended December 31, 2023, and 2022 and September 30, 2023

	Three months ended			Change - actual		Change - constant exchange rate(1)
				Q2 '24 vs Q2 '23	Q2 '24 vs Q1 '24	Q2 '24 vs Q2 '23	Q2 '24 vs Q1 '24
Key segmental data, in '000, except margins	Dec 31, 2023	Dec 31, 2022	Sep 30, 2023
Revenue:
Merchant	$127,870	$120,634	$121,361	6%	5%	13%	5%
Consumer	16,707	15,434	15,580	8%	7%	16%	7%
Subtotal: Operating segments	144,577	136,068	136,941	6%	6%	14%	6%
Intersegment eliminations	(684)	-	(852)	nm	(20%)	nm	(20%)
Consolidated revenue	$143,893	$136,068	$136,089	6%	6%	13%	6%

Segment Adjusted EBITDA
Merchant	$8,693	$9,120	$8,061	(5%)	8%	2%	8%
Consumer	2,948	578	2,480	410%	19%	445%	19%
Group costs	(2,011)	(2,256)	(1,822)	(11%)	10%	(5%)	10%
Group Adjusted EBITDA	$9,630	$7,442	$8,719	29%	10%	38%	10%

Segment Adjusted EBITDA margin (%)
Merchant	6.8%	7.6%	6.6%
Consumer	17.6%	3.7%	15.9%
Group Adjusted EBITDA margin	6.7%	5.5%	6.4%

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q2 2024 also prevailed during Q2 2023 and Q1 2024.

Six months ended December 31, 2023 and 2022

			Change - actual	Change - constant exchange rate(1)
	Six months ended December 31,		F2023 vs F2022	F2023 vs F2022
Key segmental data, in '000, except margins	2023	2022
Revenue:
Merchant	$249,231	$230,416	8%	17%
Consumer	32,287	30,438	6%	15%
Subtotal: Operating segments	281,518	260,854	8%	17%
Intersegment eliminations	(1,536)	-	nm	nm
Consolidated revenue	$279,982	$260,854	7%	16%

Segment Adjusted EBITDA
Merchant	$16,754	$17,013	(2%)	7%
Consumer	5,428	(816)	nm	nm
Group costs	(3,833)	(4,556)	(16%)	(9%)
Group Adjusted EBITDA	$18,349	$11,641	58%	71%

Segment Adjusted EBITDA (loss) margin (%)
Merchant	6.7%	7.4%
Consumer	16.8%	(2.7%)
Group Adjusted EBITDA (loss) margin	6.6%	4.5%

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the first half of fiscal 2024 also prevailed during the first half of fiscal 2023.

Loss from equity-accounted investments:

The table below presents the relative loss from our equity-accounted investments:

	Three months ended December 31,			Six months ended December 31,
	2023	2022	% change	2023	2022	% change
Finbond	$-	$-	nm	$(1,445)	(2,631)	(45%)
Share of net loss	-	-	nm	(278)	(1,521)	(82%)
Impairment	-	-	nm	(1,167)	(1,110)	5%
Other	43	18	139%	83	32	159%
Share of net income	43	18	139%	83	32	159%
Loss from equity-accounted investments	$43	$18	139%	$(1,362)	$(2,599)	(48%)

Lesaka Technologies, Inc.

Attachment B

Reconciliation of GAAP loss attributable to Lesaka to Group Adjusted EBITDA loss:

Three and six months ended December 31, 2023 and 2022

	Three months ended			Six months ended
	December 31,		Sept 30,	Dec-31
	2023	2022	2023	2023	2022
Loss attributable to Lesaka - GAAP	$(2,707)	$(6,649)	$(5,651)	$(8,358)	$(17,345)
Loss from equity accounted investments	(43)	(18)	1,405	1,362	2,599
Net loss before (earnings) loss from equity-accounted investments	(2,750)	(6,667)	(4,246)	(6,996)	(14,746)
Income tax (benefit) expense	686	364	264	950	395
Loss before income tax expense	(2,064)	(6,303)	(3,982)	(6,046)	(14,351)
Reversal of allowance for doubtful EMI loans receivable	-	-	(250)	(250)	-
Net (gain) loss on disposal of equity-accounted investment	-	112	-	-	(136)
Unrealized (gain) loss FV for currency adjustments	(122)	-	102	(20)	-
Operating income/(loss) after PPA amortization and net interest (non-GAAP)	(2,186)	(6,191)	(4,130)	(6,316)	(14,487)
PPA amortization (amortization of acquired intangible assets)	3,592	3,842	3,608	7,200	7,770
Operating income/(loss) before PPA amortization after net interest (non-GAAP)	1,406	(2,349)	(522)	884	(6,717)
Interest expense	4,822	4,388	4,909	9,731	8,424
Interest income	(485)	(389)	(449)	(934)	(800)
Operating income/(loss) before PPA amortization and net interest (non-GAAP)	5,743	1,650	3,938	9,681	907
Depreciation (excluding amortization of intangibles)	2,221	2,077	2,248	4,469	4,147
Stock-based compensation charges	1,804	2,849	1,759	3,563	4,311
Lease adjustments	678	747	696	1,374	1,559
Once-off items	(816)	119	78	(738)	717
Group Adjusted EBITDA - Non-GAAP	$9,630	$7,442	$8,719	$18,349	$11,641

	Three months ended			Six months ended
	December 31,		Sep 30,	Dec-31
	2023	2022	2023	2023	2022
Once-off items comprises:
Transaction costs	$136	$119	$78	$214	$322
(Income recognized) Expenses incurred related to closure of legacy businesses	(952)	-	-	(952)	395
	$(816)	$119	$78	$(738)	$717

Once-off items are non-recurring in nature, however, certain items may be reported in multiple quarters. For instance, transaction costs include costs incurred related to acquisitions and transactions consummated or ultimately not pursued. The transactions can span multiple quarters, for instance in fiscal 2022 we incurred significant transaction costs related to the acquisition of Connect over a number of quarters, and the transactions are generally non-recurring.

(Income recognized) Expenses incurred related to closure of legacy businesses represents (i) gains recognized related to the release of the foreign currency translation reserve on deconsolidation of a subsidiaries and (ii) costs incurred related to subsidiaries which we are in the process of deregistering/ liquidation and therefore we consider these costs non-operational and ad hoc in nature.

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net earnings (loss) and earnings (loss) per share, basic:

Three months ended December 31, 2023 and 2022

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2023	2022	2023	2022	2023	2022	2023	2022
GAAP	(2,707)	(6,649)	(0.04)	(0.11)	(50,819)	(116,463)	(0.79)	(1.86)

Intangible asset amortization, net	2,624	2,766			49,104	48,432
Stock-based compensation charge	1,804	2,849			33,810	49,903
Non core international - unrealized currency loss	(952)	-			(17,648)	-
Transaction costs	136	119			2,556	2,084
Net loss on disposal of equity-accounted investments	-	112			-	1,962
Fundamental	905	(803)	0.01	(0.01)	17,003	(14,082)	0.26	(0.22)

Six months ended December 31, 2023 and 2022

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2024	2023	2024	2023	2024	2023	2024	2023
GAAP	(8,358)	(17,345)	(0.13)	(0.28)	(156,454)	(299,169)	(2.43)	(4.69)

Stock-based compensation charge	3,563	4,311			66,607	74,357
Intangible asset amortization, net	5,249	5,605			98,208	96,679
Impairment of equity method investments	1,167	1,110			22,084	19,145
Non core international - unrealized currency loss	(952)	395			(17,648)	6,813
Allowance for doubtful EMI loans receivable	(250)	-			(4,741)	-
Transaction costs	214	322			4,021	5,554
Net loss on disposal of equity-accounted investments	-	(136)			-	(2,346)
Fundamental	633	(5,738)	0.01	(0.09)	12,077	(98,967)	0.19	(1.55)

Lesaka Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended December 31, 2023 and 2022

	2023	2022

Net loss (USD'000)	(5,651)	(6,649)
Adjustments:
Net loss on sale of equity-accounted investments	-	112
Profit on sale of property, plant and equipment	(163)	(113)
Tax effects on above	44	32

Net loss used to calculate headline loss (USD'000)	(5,770)	(6,618)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	63,805	62,763

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	63,805	62,763

Headline loss per share:
Basic, in USD	(0.09)	(0.11)
Diluted, in USD	(0.09)	(0.11)

Six months ended December 31, 2023 and 2022

	2023	2022

Net loss (USD'000)	(8,358)	(17,345)
Adjustments:
Impairment of equity method investments	1,167	1,110
Net gain on sale of equity-accounted investment	-	(136)
Profit on sale of property, plant and equipment	(199)	(321)
Tax effects on above	54	90

Net loss used to calculate headline loss (USD'000)	(7,336)	(16,602)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	63,134	62,498

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	63,134	62,498

Headline loss per share:
Basic, in USD	(0.12)	(0.27)
Diluted, in USD	(0.12)	(0.27)

Calculation of the denominator for headline diluted loss per share

	Three months ended December 31,		Six months ended December 31,
	2023	2022	2023	2022

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	63,805	62,763	63,134	62,498
Denominator for headline diluted loss per share	63,805	62,763	63,134	62,498

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.